Exhibit 23.2

                          PLS CPA, A PROFESSIONAL CORP.
          * 4725 MERCURY STREET #210 * SAN DIEGO * CALIFORNIA 92111 *
        * TELEPHONE (858) 722-5953 * FAX (858) 761-0341 * FAX (858) 443-2979
                         * E-MAIL changgpark@gmail.com *
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October 18, 2012

To Whom It May Concern:

We hereby consent to the use in this Registration Statement on Form S-1/A6 of our report dated February 9, 2012, relating to the financial statements of FreeFlow, Inc. as of December 31, 2011, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

Very truly yours,


/s/ PLS CPA
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PLS CPA, A Professional Corp.
San Diego, CA 92111


          Registered With the Public Company Accounting Oversight Board